EXHIBIT 15
ING VARIABLE ANNUITIES
                          POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, being duly elected Directors and/or Officers of Golden American Life Insurance Company ("Golden American"), constitute and appoint Myles R. Tashman, and Linda E. Senker, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her in his or her name, place and stead, in any and all capacities, to sign the following Golden American registration statements, and current amendments to registration statements, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and affirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof:


* Post-Effective Amendment No. 2 to Separate Account B of Golden American's Registration Statement on Form N-4 (Nos. 333-30180; 811-5626)


SIGNATURE                TITLE                         DATE
---------                -----                         ----

/s/ Barnett Chernow
-----------------------    Director, Chairman of     February 21, 2001
Barnett Chernow             the Board of
                            Directors and President
/s/ Myles R. Tashman
-----------------------    Director, Executive       February 21, 2001
Myles R. Tashman            Vice President,
                            General Counsel and
                            Secretary
/s/ E. Robert Koster
-----------------------    Senior Vice President     February 06, 2001
E. Robert Koster            and Chief Financial
                            Officer
/s/ Michael W. Cunningham
-------------------------  Director                  February 08, 2001
Michael W. Cunningham

/s/ Phillip R. Lowery
-----------------------    Director                  February 07, 2001
Phillip R. Lowery

/s/ Mark A. Tullis
-----------------------    Director                  February 07, 2001
Mark A. Tullis

1475 Dunwoody Drive            GoldenSelect Series
West Chester, PA 19380-1478    Issued by Golden American Life Insurance Company